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                                                                     Exhibit 2.1


                              AMENDED AND RESTATED
                           STOCK ACQUISITION AGREEMENT

                  THIS AMENDED AND RESTATED STOCK ACQUISITION AGREEMENT (the "AGREEMENT") is made and entered into as of the 31st day of March, 2000, by and among (i) ENVISION DEVELOPMENT CORPORATION, a Florida corporation ("ENVISION"), and QV ACQUISITION CORPORATION, a Delaware corporation ("ACQUISITION CO."), and
(ii) SUNDOG TECHNOLOGIES, INC., a Delaware corporation ("SUNDOG"), and ROCKMOUNTAIN VENTURES FUND, LP ("ROCK"), a Delaware limited partnership (individually, a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

                                    RECITALS
                                    --------

                  WHEREAS, Acquisition Co. is a duly incorporated Delaware subsidiary of Envision formed for the purpose of the share exchange contemplated by this Agreement, with authorized capital stock consisting of 1,000 shares of common stock, $0.01 par value, all of which are owned by Envision; and

                  WHEREAS, the Stockholders own voting stock of QUI VIVE, INC., a Delaware corporation ("QV"); and

                  WHEREAS, the Boards of Directors of Envision and Sundog and the Manager of Rock have approved the acquisition of voting stock of QV by Acquisition Co. from the Stockholders in exchange for Common Stock of Envision (the "EXCHANGE") pursuant to the terms and subject to the conditions of this Agreement; and

                  WHEREAS, the common stock of Envision is listed and traded on the American Stock Exchange, Inc. (the "AMEX"); and

                  WHEREAS, the rules of the AMEX require the approval of the shareholders for issuance of stock equal to or more than twenty percent (20%) of the issued and outstanding stock of Envision; and

                  WHEREAS, for federal income tax purposes, it is intended that the Exchange shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "CODE"); and

                  WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Exchange and also to prescribe certain conditions to the Exchange; and

                  WHEREAS, on February 7, 2000, Perfumania.com, Inc., a Florida corporation ("PERFUMANIA.COM"), Sundog, Acquisition, and Rock entered into a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"); and

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                  WHEREAS, on February 28, 2000, Perfumania.com assigned all of its right, title, and interest in the Stock Purchase Agreement to Envision;

                  WHEREAS, the parties desire to amend and restate the Stock Purchase Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each signatory hereto, it is agreed that the Stock Purchase Agreement is amended and restated in its entirety as follows:

                                    ARTICLE 1

                              EXCHANGE TRANSACTION

                  1.1 EXCHANGE TRANSACTION. At the closing ("CLOSING"), each Stockholder shall transfer, assign, grant, convey, and set over to Acquisition Co., and its successors and assigns forever, and Acquisition Co. shall accept and receive from each such Stockholder, free and clear of any and all encumbrances, all of such Stockholder's right, title, and interest in, to, and under voting shares of QV ("QV VOTING STOCK") as follows:

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Stockholder                         QV Voting Stock

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Sundog Technologies, Inc.           550,000 shares of Series A Preferred Stock

RockMountain Ventures Fund, LP      107,000 shares of Series B Preferred Stock
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                  1.2 EXCHANGE CONSIDERATION. In consideration of the
Stockholders' transfer of their shares of QV Voting Stock to Acquisition Co., at the Closing, Envision shall issue and deliver to each Stockholder, and each Stockholder shall accept and receive from Envision, free and clear of any all encumbrances, common stock of Envision ("ENVISION COMMON STOCK") as follows:

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Stockholder                         Shares of Envision Common Stock

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Sundog Technologies, Inc.           1,482,000

RockMountain Ventures Fund, LP        321,000

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For purposes of this Agreement, the term "ENVISION SHARES" shall mean the shares of Envision Common Stock issuable as the consideration for the Exchange and the conveyance of the License described in Section 1.3 below. Upon the initial Closing hereof, Envision shall issue and deliver to (a) Sundog One Million Two Hundred Nineteen Thousand Five Hundred (1,219,500) shares of the Envision
Shares, which includes the Ten Thousand (10,000) Envision Shares to which Sundog is entitled pursuant to Section 1.3, below, and (b) Rock Two Hundred and Seventy Three Thousand (273,000) shares of the Envision Shares. Thereafter, within two
(2) business days after the approval by the shareholders of Envision or the expiration of any waiting period required by Regulation 14C of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") with respect to the issuance to (x) Sundog of the remaining Two Hundred Seventy Two Thousand Five Hundred (272,500) shares of Envision Common Stock and (y) Rock of the remaining Forty Eight Thousand (48,000) shares of Envision Common Stock (the
"POST-APPROVAL SHARES") to which Sundog and Rock are respectively entitled pursuant to this Section 1.2, Envision shall issue and deliver to Sundog and Rock the Post-Approval Shares; provided, however, that should Envision issue additional Envision Common Stock to third persons (the "THIRD PARTY SHARES") between the date of the initial Closing and the date the shareholders of Envision approve the issuance of the Post-Approval Shares, Envision shall (i) obtain the written agreement of the holders of the Third Party Shares to vote in favor of the issuance of the Post-Approval Shares that remain to be issued to Sundog and Rock at the time of any vote by the shareholders of Envision in connection with the issuance thereof and (ii) subject to applicable rules of the AMEX, promptly issue to Sundog and Rock, pro rata, that number of Envision
Shares equal to nineteen and nine tenths percent (19.9%) of the Third Party Shares up to a maximum of the Post-Approval Shares. The Post-Approval Shares to be issued to Sundog and Rock as described in the preceding sentence, or such lesser amount as that amount may be adjusted downward as is also described in the preceding sentence, are hereinafter referred to as the "POST-APPROVAL SHARES". The Post-Approval Shares shall be issued to Sundog and Rock upon fulfillment of the conditions set forth in Article 6 and Sections 8.2 and 8.6.

                  1.3 TRANSFER OF SOFTWARE LICENSE AGREEMENT. In addition to the Exchange provided for herein, Sundog agrees at the initial Closing to transfer all of its right, title and interest arising under, in and to that certain Software License Agreement and Software Technical Support Agreement Addendum between Sundog and QV, both executed on November 8, 1999 (collectively, the "LICENSE"). As consideration for the conveyance of Sundog's interest in the License, Envision agrees to issue Ten Thousand (10,000) shares of Envision Common Stock to Sundog at the initial Closing.

                  1.4 CLOSINGS. The initial Closing shall take place at the offices of Durham Jones & Pinegar, 111 East Broadway, Suite 900, Salt Lake City, Utah, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles 6, 7, and 8. The Closing regarding the Post-Approval Shares shall occur at the offices of Durham Jones & Pinegar within two (2)

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business days following the receipt of approval for the issuances of the
Post-Approval Shares from the shareholders of Envision (unless required earlier pursuant to the fourth sentence of Section 1.2).

                  1.5 TAX CONSEQUENCES. It is intended that the Exchange shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

                  1.6 REGISTRATION RIGHTS. The Envision Shares issued to the Stockholders as the consideration for the Exchange as provided in Section 1.2 and the conveyance of the License as provided in Section 1.3 above shall be entitled to "piggyback" registration rights pursuant to the terms of Registration Rights Agreement (the "RIGHTS AGREEMENT") in the form attached hereto as EXHIBIT "A".

                  1.7 ADJUSTMENTS. If, through or as a result of any merger, consolidation or sale of all or substantially all of the assets of the Envision not heretofore publicly announced, or any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction prior to any Closing, (i) the outstanding shares of Envision Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Envision, or (ii) additional shares or new or different shares or other securities of Envision or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in number of shares of Envision Common Stock to be distributed to the Stockholders pursuant to the provisions of Section 1.2, above, without changing the shares of QV to be transferred to Envision pursuant to Section 1.1, above.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SUNDOG

                  Sundog hereby represents and warrants to Acquisition Co. and Envision as follows:

                  2.1 ORGANIZATION OF QV. QV is a corporation duly organized under the laws of the State of Delaware.

                  2.2 CAPITALIZATION OF QV. As of the date of this Agreement, to the reasonable best knowledge of Sundog, the only authorized capital stock of QV consists of Thirty Million (30,000,000) shares of QV Common Stock, $0.001 par value per share, of which Seventy Thousand Seven Hundred Seventy-Five (70,775) shares are issued and outstanding, and Ten Million (10,000,000) shares of QV Preferred Stock, $0.001 par value per share, of which Five Hundred Fifty Thousand (550,000) shares of Series A Preferred Stock are authorized and Five Hundred Fifty Thousand (550,000) shares are issued and outstanding, and Two Hundred Thirty-

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Two Thousand Five Hundred (232,500) shares of Series B Preferred Stock are authorized and One Hundred Eighty Thousand (180,000) shares are issued and outstanding. There are no shares or classes of capital stock of QV which are non-voting.

                  2.3 BUSINESS OF QV. To the reasonable best knowledge of Sundog, (i) the material contracts of QV are as set forth on SCHEDULE 2.3(I) hereof, (ii) QV has cash of at least $50,000, (iii) except as disclosed in
SCHEDULE 2.3(I), QV's aggregate indebtedness does not exceed $90,000, (iv) except as disclosed in SCHEDULE 2.3(IV), QV owns or is licensed to use, in each case free and clear or any encumbrances, all its intellectual property (including rights to technology), (v) there is no pending litigation against QV,
(vi) QV is not in violation of any law, rule or regulation that would have a material adverse effect on QV, its properties or business, (vii) QV has no employee benefit plans except as described in SCHEDULE 2.3(VII) hereof, (viii) there are 410,125 options issued to acquire Common Stock of QV, no more than 9,600 of which by their terms accelerate, or are entitled to a shortened vesting period, due to a change of control of QV, and (ix) QV has timely paid all federal, state or local taxes that have become due and payable and has timely filed all returns and reports with respect to such taxes.

                  2.4 OWNERSHIP OF SHARES. Upon conveyance of the QV Voting Stock of Sundog to Envision at the Closing, and assuming (i) that the representations and warranties of Rock set forth in Section 2A are true and correct and (ii) that Rock conveys to Envision its QV Voting Stock pursuant to
Section 1.1 hereof, to the reasonable best knowledge of Sundog, Envision will own 80.05% of the voting power of all voting stock of QV. Each of the shares of QV Voting Stock to be tendered by Sundog at the Closing is owned beneficially by Sundog, free and clear of any encumbrance and is duly authorized, validly issued, fully paid, non-assessable and free of any preemptive rights, except for such rights of first refusal as may exist in favor of QV, if any. At the Closing, each of such shares of QV Voting Stock conveyed by Sundog to Envision will be free of any encumbrance or preemptive rights. Sundog has full power and authority to convey good marketable title to its shares of QV Voting Stock.

                  2.5  AUTHORITY.

                           (a) The execution, delivery, and performance of this
Agreement by Sundog and conveyance of its QV Voting Stock to Envision has been duly and validly authorized and approved by all necessary corporate action of Sundog and no other corporate proceedings on the part of the Stockholders are necessary to authorize the execution, delivery, and performance of this Agreement by the Stockholders. The execution and delivery of this Agreement by Sundog, compliance by Sundog with the terms and provisions of this Agreement and the conveyance of its QV Voting Stock will not (i) conflict with or result in a breach of any of the terms, conditions, or provisions of the Articles of Incorporation of Sundog, as amended, or the Bylaws or other governing instruments of Sundog, each as amended, or of any judgment, order, decree, or ruling of any court of governmental authority or of any agreement, contract, or commitment to which Sundog is a party, or of any injunction to which it is subject or (ii) require the affirmative consent or approval of any nongovernmental third party, except for the

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concurrence of QV and its counsel in the determination that the transfer of the
Sundog QV Voting Stock is not subject to the registration requirements of the Securities Act.

                           (b) Sundog is not required to submit any notice,
report, or other filing with any federal, state, or local governmental authority in connection with the execution or delivery or performance by Sundog of this Agreement or the consummation of the transactions contemplated herein, including the conveyance of the Sundog QV Voting Stock.

                           (c) This Agreement (with respect to Sundog)
constitutes the legal, valid, and binding obligations of Sundog, enforceable in accordance with their respective terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity).

                  2.6 BROKER'S FEES. There are no broker's or finder's fees or obligations due to persons engaged by Sundog in connection with the transactions contemplated by this Agreement, except for the fees and expenses of its counsel and accountants.

                  2.7 RESTRICTED SHARES. Sundog understands and acknowledges that the Envision Shares have not been registered under the Securities Act of 1933, as amended) (the "ACT"), or any state securities laws, and that they will be issued in reliance upon certain exemptions from the registration requirements of those laws, and thus cannot be resold, offered or transferred unless they are registered under the Act or unless Envision has first received an opinion of competent securities counsel reasonably satisfactory in form and substance to Envision that registration is not required for such resale. Sundog agrees that it will not resell, offer or transfer any Envision Shares unless such resale, offer or transfer transaction is in accordance with the limitations set forth in the Rights Agreement, in accordance with Rule 144 under the Act, pursuant to registration under the Act, or pursuant to another available exemption from registration. With regard to the restrictions on resales of the Envision Shares, Sundog is aware (i) of the limitations and applicability of Rule 144 of the Act;
(ii) that Envision will issue stop transfer orders to its stock transfer agent; and (iii) that a restrictive legend will be placed on certificates representing the Envision Shares, to the extent such restrictions apply, which legend will read substantially as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS AND THEREFORE HAVE NOT BEEN REGISTERED UNDER THE ACT OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE

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                  PROVISIONS OF RULE 144 UNDER THE ACT, COMPLIANCE WITH THE
                  REGISTRATION OR QUALIFICATION PROVISIONS OF THE ACT AND APPLICABLE STATE LAWS, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE COMPANY WILL INSTRUCT ITS STOCK TRANSFER AGENT NOT TO RECOGNIZE ANY SALE OF THESE SECURITIES UNLESS SUCH SALE IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR THE COMPANY HAS FIRST RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY IN FORM AND SUBSTANCE, THAT SUCH REGISTRATION IS NOT REQUIRED.

                  2.8 INVESTMENT REPRESENTATIONS OF SUNDOG. Sundog represents and warrants to Envision that Sundog is aware that the Envision Shares issued in the Exchange have not been registered under the Act or any applicable state securities laws, and covenants to Envision that such Envision Shares will not be offered or sold in the absence of registration under the Act and any applicable state securities laws or an exemption from the registration requirements of the Act and any applicable state securities laws. Sundog will not transfer, distribute, exchange, sell, pledge, hypothecate or otherwise dispose of the Envision Shares, unless they are registered under the Act or unless Envision has first received an opinion of competent securities counsel reasonably satisfactory in form and substance to Envision that registration is not required for such resale. Sundog is acquiring the Envision Shares for its own account and for investment, and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Envision Shares except in compliance with the Act. Sundog has (i) reviewed Envision's Form S-1 and the other reports and documents of Envision (collectively, the "SEC FILINGS") filed with the Securities and Exchange Commission (the "SEC"), (ii) had an opportunity to ask questions of and received answers from Envision concerning the terms and conditions of the Envision Shares and (iii) such knowledge and experience in business and financial matters that it is capable of evaluating the relative rules and merits of the Exchange.

                  2.9 THE LICENSE. The License (i) is in full force and effect;
(ii) may be freely assigned to Envision; (iii) is not subject to any current default by Sundog or, to the reasonable best knowledge of Sundog, by QV; and
(iv) is not subject to any outstanding, or to the reasonable best knowledge of Sundog, threatened disputes or disagreements.

                  2.10 TAX OPINION REPRESENTATION. To the best reasonable knowledge of Sundog, there are no facts or circumstances relating to the Exchange that would prevent Durham Jones & Pinegar from delivering the opinion referred to in Section 8.11, as of the date hereof.

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                                   ARTICLE 2A
                     REPRESENTATIONS AND WARRANTIES OF ROCK

                  Rock hereby represents and warrants to Acquisition Co. and Envision as follows:

                  2A.1 OWNERSHIP OF SHARES. Each of the shares of QV Voting Stock to be tendered by Rock at the Closing is owned beneficially by Rock, free and clear of any encumbrance and is duly authorized, validly issued, fully paid, non-assessable and free of any restrictions on transfer except for such rights of first refusal as may exist in favor of QV, if any, set forth in the Investor Rights Agreement, dated November 8, 1999 among QV, Sundog and Rock Equity Ventures, LLC (the "INVESTOR AGREEMENT") and restrictions imposed by applicable federal and state securities laws. Except for (a) the right of first refusal set forth in Article 9 of the Bylaws of QV, as amended, and assuming that QV delivers a waiver of its rights under said Article 9 prior to the Closing, and
(b) the restrictions on transfer set forth in the Investor Agreement and assuming the conditions set forth in the Investor Agreement are satisfied prior to Closing, at the Closing each of such shares of QV Voting Stock conveyed by Rock will be free of any encumbrance or restrictions on transfer (except for restrictions imposed by applicable federal and state securities laws). Rock has full power and authority to convey good and marketable title to its shares of QV Voting Stock.

                  2A.2  AUTHORITY.

                           (a) The execution, delivery, and performance of this
Agreement by Rock and conveyance of its QV Voting Stock to Envision has been duly and validly authorized and approved by all necessary action of Rock and no other partnership proceedings on the part of Rock are necessary to authorize the execution, delivery, and performance of this Agreement by the Stockholders. The execution and delivery of this Agreement by Rock, compliance by Rock with the terms and provisions of this Agreement and the conveyance of the QV Voting Stock will not (i) conflict with or result in a breach of any of the terms, conditions, or provisions of the Limited Partnership Agreement of Rock, as amended, or any other governing instruments of Rock, as amended, or of any judgment, order, decree, or ruling of any court of governmental authority or of any agreement, contract, or commitment to which Rock is a party, or of any injunction to which it is subject or (ii) require the affirmative consent or approval of any nongovernmental third party, except for the concurrence of QV and its counsel in the determination that the transfer of its QV Voting Stock is not subject to the registration requirements of the Securities Act.

                           (b) Rock is not required to submit any notice,
report, or other filing with any federal, state, or local governmental authority in connection with the execution or delivery or performance by Rock of this Agreement or the consummation of the transactions contemplated herein, including the conveyance of its QV Voting Stock.

                           (c) This Agreement (with respect to Rock) constitutes
the legal, valid,

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and binding obligations of Rock, enforceable in accordance with their respective terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity).

                  2A.3 BROKER'S FEES. There are no broker's or finder's fees or obligations due to persons engaged by Rock or any of its affiliates in connection with the transactions contemplated by this Agreement, except for the fees and expenses of its counsel and accountants.

                  2A.4 RESTRICTED SHARES. Rock understands and acknowledges that the Envision Shares have not been registered under the Act or any state securities laws, and that they will be issued in reliance upon certain exemptions from the registration requirements of those laws, and thus cannot be resold, offered or transferred unless they are registered under the Act or unless Envision has first received an opinion of competent securities counsel reasonably satisfactory in form and substance to Envision that registration is not required for such resale. Rock agrees that it will not resell, offer or transfer any Envision Shares unless such resale, offer or transfer transaction is in accordance with the limitations set forth in the Rights Agreement, in accordance with Rule 144 under the Act, pursuant to registration under the Act, or pursuant to another available exemption from registration. With regard to the restrictions on resales of the Envision Shares, Rock is aware (i) of the limitations and applicability of Rule 144 of the Act; (ii) that Envision will issue stop transfer orders to its stock transfer agent; and (iii) that a restrictive legend will be placed on certificates representing the Envision Shares, to the extent such restrictions apply, which legend will read substantially as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS AND THEREFORE HAVE NOT BEEN REGISTERED UNDER THE ACT OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE PROVISIONS OF RULE 144 UNDER THE ACT, COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE ACT AND APPLICABLE STATE LAWS, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE COMPANY WILL INSTRUCT ITS STOCK TRANSFER AGENT NOT TO RECOGNIZE ANY SALE OF THESE SECURITIES UNLESS SUCH SALE IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR THE COMPANY HAS

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

                  FIRST RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY IN FORM AND SUBSTANCE, THAT SUCH REGISTRATION IS NOT REQUIRED.

                  2A.5 INVESTMENT REPRESENTATIONS OF ROCK. Rock represents and warrants to Envision that Rock is aware that the Envision Shares issued in the Exchange have not been registered under the Act or any applicable state securities laws, and covenants to Envision that such Envision Shares will not be offered or sold in the absence of registration under the Act and any applicable state securities laws or an exemption from the registration requirements of the Act and any applicable state securities laws. Rock will not transfer, distribute, exchange, sell, pledge, hypothecate or otherwise dispose of the Envision Shares, unless they are registered under the Act or unless Envision has first received an opinion of competent securities counsel reasonably satisfactory in form and substance to Envision that registration is not required for such resale. Rock is acquiring the Envision Shares for its own account and for investment, and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Envision Shares except in compliance with the Act. Rock (i) has reviewed the SEC Filings, (ii) had an opportunity to ask questions of and received answers from Envision concerning the terms and conditions of the Envision Shares and (iii) has such knowledge and experience in business and financial matters that it is capable of evaluating the relative rules and merits of the Exchange.

                                    ARTICLE 3
         REPRESENTATIONS AND WARRANTIES OF ENVISION AND ACQUISITION CO.

                  Envision and Acquisition Co. hereby represent and warrant to the Stockholders as follows:

                  3.1 ORGANIZATION AND GOOD STANDING. Envision and Acquisition Co. are both corporations duly organized, validly existing, and in good standing under the laws of the State of Florida and Delaware, respectively and have full corporate power and authority to own their respective properties and carry on their respective businesses and to enter into and perform their respective obligations under this Agreement.

                  3.2   CAPITALIZATION OF ENVISION AND ACQUISITION CO.

                           (a) As of March 31, 2000, the authorized capital
stock of Envision consists of Twenty Million (20,000,000) shares of common stock, par value $0.01, of which Seven Million Five Hundred Thousand (7,500,000) shares are issued and outstanding, and Five Million (5,000,000) shares of Preferred Stock, par value $0.01, of which none is issued and outstanding. All issued and outstanding shares of Envision Stock have been duly authorized and are validly issued, fully paid, and nonassessable. The rights, powers, preferences, and relative

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participating, optional or other special rights, qualifications, limitations, or restrictions applicable to the Envision Stock are as set forth in the Amended and Restated Articles of Incorporation of Envision, a copy of which has been previously delivered to the Stockholders. All issued and outstanding shares of Envision Stock have been and will be issued and sold in material compliance with all applicable state, federal, and foreign laws and regulations.

                           (b) As of the date of this Agreement, the authorized
capital stock of Acquisition Co. consists of one thousand (1,000) shares of Acquisition Co. common stock, par value $0.01, all of which shares are, and immediately prior to the Closing will be, issued and outstanding and owned beneficially and of record by Envision. All of the Acquisition Co. common stock outstanding on the date hereof has been duly authorized and validly issued and is fully paid and nonassessable.

                  3.3   AUTHORITY.

                           (a) The execution, delivery, and performance of this
Agreement by Envision and Acquisition Co. and the issuance and delivery by Envision of the Envision Shares, have been duly and validly authorized and approved by all necessary corporate action of Envision and Acquisition Co. and, other than obtaining the approval of the shareholders of Envision in connection with the issuance of the Post-Approval Shares and the AMEX, no other corporate proceedings on the part of Envision or Acquisition Co. are necessary to authorize the execution, delivery, and performance of this Agreement by Envision and Acquisition Co. The execution and delivery of this Agreement by Envision and Acquisition Co., compliance by Envision and Acquisition Co. with the terms and provisions of this Agreement and the issuance and delivery by Envision of the Envision Shares will not (i) conflict with or result in a breach of any of the terms, conditions, or provisions of the Articles of Incorporation of Envision or Acquisition Co., each as amended, or the Bylaws or other governing instruments of Envision or Acquisition Co., each as amended, or of any judgment, order, decree, or ruling of any court or governmental authority or of any agreement, contract, or commitment to which Envision or Acquisition Co. is a party, or of any injunction to which they are subject or (ii) require the affirmative consent or approval of any nongovernmental third party other than the AMEX and the shareholders of Envision.

                           (b) Envision is not required to submit any notice,
report, or other filing with any federal, state, or local governmental authority in connection with the execution or delivery or performance by Envision or Acquisition Co. of this Agreement or the consummation of the transactions contemplated herein, including the issuance and delivery of the Envision Shares, except as required by Regulation 14A or 14C of the Exchange Act with respect to the issuance of the Post-Approval Shares.

                           (c) This Agreement (with respect to Envision and
Acquisition Co.) constitutes the legal, valid, and binding obligations of such parties, enforceable in accordance with their respective terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity).

                  3.4 ENVISION SHARES. As of the Closing, the Envision Shares shall have been duly reserved for delivery pursuant to the terms of this Agreement, shall have been listed on the AMEX and shall, when so delivered and paid for, be duly authorized, validly issued, fully paid, and nonassessable shares and will be free and clear of all encumbrances imposed by or through Envision.

                  3.5 LEGAL MATTERS. Except as disclosed in the SEC Filings there is no claim, suit, action, arbitration, governmental investigation, or other proceeding, nor any order, decree, or judgment pending or in effect, or, to the best knowledge of Envision, threatened, against, or relating to Envision or any of the properties, assets, or business of Envision or any of its subsidiaries, or the transactions contemplated hereby, which if determined adversely could have a material adverse effect on the business, assets, properties, operations, or condition of Envision and its subsidiaries, taken as a whole. There are no judgments, decrees, or orders enjoining Envision in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area that is material to the business of Envision.

                  3.6 THE SEC FILINGS. The SEC Filings have been duly filed, were in substantial compliance with the requirements of their respective report forms, were complete and correct in all material respects as of the dates at which the information therein was furnished, (or as amended if filed before the date hereof) as of such date, contained no untrue statement of a material fact, nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Envision and the related notes and schedules included in the SEC Filings comply in all material respects with the requirements of the Exchange Act and present fairly the consolidated financial position in accordance with generally accepted accounting principles of Envision, as of the dates indicated, and the results of its operations and changes in financial position for the periods therein specified (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). Since the date of the filing with the SEC of Envision's most recent 10-Q, there has been no material adverse change in the financial condition or results of operations of Envision that has resulted in a material adverse effect on Envision.

                  3.7 BROKER'S FEES. There are no broker's or finder's fees or obligations due to persons engaged by either of the Stockholders in connection with the transactions contemplated by this Agreement, except for the fees and expenses of its counsel and accountants.

                  3.8 RESTRICTED SHARES. Each of Envision and Acquisition Co. understands and acknowledges that the QV Voting Stock has not been registered under the Act or any state securities laws, and that they will be issued in reliance upon certain exemptions from the registration requirements of those laws, and thus cannot be resold unless they are registered under the Act or unless Envision and Acquisition Co. have first received an opinion of competent securities counsel reasonably satisfactory in form and substance to QV that registration is not required for such resale. With regard to the restrictions on resales of the QV Voting Stock, each of Envision and Acquisition Co. is aware (i) of the limitations and applicability of Rule 144 of the Act; (ii) that QV will issue stop transfer orders to its stock transfer agent; and (iii) that a restrictive legend will be placed on any new certificates issued to Envision and/or Acquisition Co. representing the QV Voting Stock, to the extent such restrictions apply, which legend will read substantially as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS AND THEREFORE HAVE NOT BEEN REGISTERED UNDER THE ACT OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE PROVISIONS OF RULE 144 UNDER THE ACT, COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE ACT AND APPLICABLE STATE LAWS, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE COMPANY WILL INSTRUCT ITS STOCK TRANSFER AGENT NOT TO RECOGNIZE ANY SALE OF THESE SECURITIES UNLESS SUCH SALE IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR THE COMPANY HAS FIRST RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY IN FORM AND SUBSTANCE, THAT SUCH REGISTRATION IS NOT REQUIRED.

                  3.9 INVESTMENT REPRESENTATIONS. Each of Envision and Acquisition Co. agrees that the QV Voting Stock acquired by them will not be offered or sold in the absence of registration under the Act and any applicable state securities laws or an exemption from the registration requirements of the Act and any applicable state securities laws. Each of Envision and Acquisition Co. is acquiring the QV Stock acquired by them for its own account and for investment, and not with a view to the distribution thereof or with any present intention of distributing or selling any of the QV Voting Stock except in compliance with the Act. Each of Envision and Acquisition Co. (i) have had a opportunity to ask questions of and receive answers from QV concerning the terms and conditions of the QV Voting Shares and the business and properties of QV; and (ii) have such knowledge and experience in business and financial matters that they are capable of evaluating the relative merits of an investment in the QV Voting Shares.

                  3.10 TAX OPINION REPRESENTATION. To the best reasonable knowledge of Envision and Acquisition Co., there are no facts or circumstances relating to the Exchange that would prevent Durham Jones & Pinegar from delivering the opinion referred to in Sections and 8.11 as of the date hereof.

                                    ARTICLE 4
                    COVENANTS OF ENVISION AND ACQUISITION CO.

                  4.1 ENVISION SHAREHOLDERS MEETING/CONSENTS. Envision hereby covenants that it shall as promptly as reasonably possible call a meeting of its shareholders for the purpose of obtaining the approval of its shareholders for the issuance of the Post-Approval Shares to Sundog and Rock. Alternatively, should the written consents of a majority of its shareholders for the issuance of the Post-Approval Shares be obtained and that doing so will not violate the applicable rules of the AMEX, Envision shall promptly prepare and file with the SEC and thereafter circulate to all of its shareholders an Information Statement under Regulation 14C of the Exchange Act.

                  4.2  FURTHER EFFORTS.

                  (a) Envision and Acquisition Co. agree to use diligent efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Exchange and the other transactions contemplated hereby in accordance with the terms of this Agreement.

                  (b) As soon as reasonably practicable after the date hereof, and in any event on or prior to the Closing of the Post-Approval Shares, Envision and Acquisition Co. will use diligent efforts to obtain the consents of all necessary governmental entities and other persons to the conveyance thereof, including the filing and diligent prosecution of the AMEX Additional Listing Application for the Post-Approval Shares.

                                    ARTICLE 5
                            COVENANTS OF ALL PARTIES

                  5.1 ADVICE OF CHANGES; GOVERNMENT FILINGS. Prior to the Closing, each party shall confer on a regular and frequent basis with the other parties and promptly advise the others orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party or on QV or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. Envision shall file all reports required by regulation to be filed by it with the SEC between the date of this Agreement and the Closing and shall deliver to the Stockholders copies of all such reports promptly after the same are filed. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other parties (or their counsel) with copies of all other filings made by such party with any state or federal government entity in connection with this Agreement or the transactions contemplated hereby.

                  5.2 TAX MATTERS. The parties agree to treat the transactions contemplated by this Agreement as a tax free reorganization under Section 368(a) of the Code. All of the parties hereto represent, warrant, and covenant that they shall use their best efforts not to take any action, whether before, during, or after the Closing, that would be inconsistent with treating this transaction as a tax free reorganization under Section 368(a) of the Code. The representations, warranties, and covenants set forth in this Section 5.2 shall survive the Closing of the transaction.

                  5.3 CHARTER AMENDMENT. Sundog and Rock shall cause QV to file the Charter Amendment (as defined in Section 8.12, below) no earlier than immediately prior to the Closing.

                                    ARTICLE 6
                          GENERAL CONDITIONS PRECEDENT

                  The obligations of each party hereto to consummate the Exchange and the other transactions contemplated by this Agreement shall be subject to fulfillment on or prior to the Closing of each of the following conditions:

                  6.1 NO INJUNCTIONS. No injunction or restraining or other order issued by a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement shall be in effect (each party agreeing to use diligent efforts to have any such injunction or order lifted), and no governmental action or proceeding shall have been commenced or threatened in writing seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the transactions contemplated by this Agreement.

                  6.2 NO GOVERNMENTAL PROCEEDINGS. No action will have been taken, and no statute, rule or regulation will have been enacted, by any state or federal government agency that would render the consummation of the Exchange illegal.

                  6.3 GOVERNMENTAL APPROVALS. Except for the filings with respect to the Post-Approval Shares, all governmental filings or approvals required in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, compliance with all applicable federal and state securities laws, shall have been made or received.

                                    ARTICLE 7
                     CONDITIONS PRECEDENT TO ENVISION'S AND
               ACQUISITION CO.'S OBLIGATIONS TO CLOSE THE EXCHANGE

                  The obligations of Envision and Acquisition Co. to consummate the Exchange contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions, as applicable (unless waived) pursuant to Section 10.3 hereof):

                  7.1 CONSENTS. Any and all filings, consents or approvals required to be made, taken or obtained in connection with the consummation of the transactions contemplated hereunder shall have been made, taken or obtained and any waiting period therefor shall have expired and with respect to the Post-Approval Shares, approval of the shareholders of Envision and the expiration of any waiting period required by Regulation 14C of the Exchange Act, if applicable.

                  7.2 CERTIFICATES OF STOCKHOLDERS. The representations and warranties of the Stockholders under Article 2, above, shall have been true in all material respects when made and shall be true in all material respects as of the Closing with the same effect as though made at such time, except for changes occurring or arising after the date of this Agreement and approved in writing by Envision. At the Closing, each of the Stockholders shall have delivered certificates, signed by an executive officer of such Stockholder, dated as of the Closing Date, certifying that (i) the Stockholder shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing, and (ii) the representations and warranties of the Stockholders contained in
Article 2, above, are true and complete in all material respects.

                  7.3 RESOLUTIONS. The Stockholders each shall have delivered to Envision and Acquisition Co. true and complete copies of the resolutions or minutes of their respective Boards of Directors or general partners pursuant to which the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby were duly and validly authorized, certified to such effect by an executive officer or general partner of such Stockholder.

                  7.4 NO LEGISLATION. No legislation (whether by statute, regulation, rule, or otherwise) shall have been enacted or introduced subsequent to the date of this Agreement which, in the reasonable opinion of Envision, materially and adversely affects or may materially and adversely affect the operations, business, properties or prospects of QV.

                  7.5 ASSIGNMENT OF LICENSE. At the initial Closing, Sundog shall have delivered to Envision an Assignment of License in the form attached hereto as EXHIBIT "B".

                  7.6 ASSIGNMENT OF INVESTOR RIGHTS. At initial Closing, Sundog and Rock shall have delivered to Envision as assignment of its rights in and to that certain Investor Rights Agreement between the Stockholders and QV dated November 8, 1999, which assignment shall be in the form attached hereto as EXHIBIT "C".

                  7.7 QV DIRECTORS. Sundog shall cause Merlin Fish to resign as a director of QV as of the initial Closing.

                  7.8 AMEX. With respect to each Closing, Envision shall have received approval of the issuance of Envision Shares thereat from the AMEX.

                  7.9 PREEMPTIVE RIGHTS AND ENCUMBRANCES. To Envision's and its counsel's reasonable satisfaction, there shall be no liens, encumbrances, rights of first refusal of any kind or other preemptive right relating to the QV Voting Stock to be delivered at such Closing, except as they may have been waived or extinguished in writing.

                  7.10 [Intentionally Omitted]

                  7.11 VOTING AND ASSIGNMENT AGREEMENTS. The Stockholders shall have delivered voting agreements to Alta Limited ("Alta"), and Dominion Income Management Corp. and Dominion Income Management Profit Sharing Plan (collectively "DOMINION"), which voting agreements shall be in the form attached hereto as EXHIBITS "D" AND "E".

                                    ARTICLE 8
                CONDITIONS PRECEDENT AND POST-CLOSING CONDITIONS
                        TO THE STOCKHOLDERS' OBLIGATIONS
                              TO CLOSE THE EXCHANGE

                  The obligations of the Stockholders to consummate the Exchange and the other transactions contemplated by this Agreement are subject to the fulfillment prior to, at or within a reasonable time after, as the case may be, the Closing of each of the following conditions (unless waived):

                  8.1 CONSENTS. Except for the filings with respect to the Post-Approval Shares, any and all filings, consents or approvals required to be made, taken or obtained in connection with the consummation of the transactions contemplated hereunder shall have been made, taken or obtained and any waiting period therefor shall have expired.

                  8.2 AMEX ADDITIONAL LISTING APPLICATION. Envision shall have made all appropriate filings under the rules of the AMEX and shall have received notification from the AMEX that the Envision Shares have been approved for listing, subject to notice of issuance with respect to each Closing.

                  8.3 CERTIFICATES OF ENVISION AND ACQUISITION CO. The representations and warranties and covenant of Envision and Acquisition Co. under Articles 3 and 4, above, shall have been true in all material respects when made and shall be true in all material respects as of the Closing with the same effect as though made at such time, except for changes occurring or arising after the date of this Agreement and approved in writing by a Stockholder. At Closing, Envision and Acquisition Co. shall have delivered certificates, signed by an executive officer of Envision and Acquisition Co., dated as of the Closing Date, certifying that (i) Envision and Acquisition Co. shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing, and (ii) the representations and warranties and covenants of Envision and Acquisition Co. contained in Articles 3 and 4, above, are true and complete in all material respects. At Closing, Envision and Acquisition Co. shall have delivered certificates, signed by an executive officer of Envision and Acquisition Co., date as of the Closing Date, to legal counsel for the Stockholders certifying each matter set forth in Section 3.9.

                  8.5 RESOLUTIONS. Envision and Acquisition Co. shall have delivered to the Stockholders true and complete copies of the resolutions or minutes of their respective Boards of Directors pursuant to which the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby were duly and validly authorized, certified to such effect by an executive officer of Envision and Acquisition Co.

                  8.6 ENVISION SHARES. Envision shall have delivered to the Stockholders the Envision Shares constituting the consideration; provided, however, that Envision shall not be obligated to issue and deliver the Post-Approval Shares until after the shareholders of Envision have approved the issuance thereof.

                  8.7 REGISTRATION RIGHTS AGREEMENTS. Envision shall have executed and delivered to each of the Stockholders a Rights Agreement in the form attached hereto as EXHIBIT "A".

                  8.8 NO CHANGES. On the Closing Date, there shall have been no material adverse change in the assets, liabilities, financial condition or business (financial or otherwise) of Envision since the date hereof. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of the Stockholders, materially and adversely affects or may materially or adversely affect the operations or business of Envision.

                  8.9 NO LEGISLATION. No legislation (whether by statute, regulation, rule, or otherwise) shall have been enacted or introduced subsequent to the date of this Agreement which, in the reasonable opinion of Stockholders, materially and adversely affects or may materially and adversely affect the operations, business, or prospects of Envision.

                  8.10 VOTING AGREEMENTS. Alta and Dominion shall have delivered voting agreements to Sundog and Rock which voting agreements shall be in the form attached hereto as EXHIBITS "D" AND "E".

                  8.11 TAX OPINION. The Stockholders shall have received an opinion of Durham Jones & Pinegar dated as of the Closing Date, in form and substance reasonably satisfactory to the Stockholders, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Exchange should constitute a tax-free reorganization under Section 368(a)(1)(B) of the Code and, therefore, no gain or loss should be recognized for federal income tax purposes by the Stockholders upon their exchange of QV Voting Stock solely for the Envision Shares. In rendering such opinion, Durham Jones & Pinegar may rely upon representations and covenants set forth in this Agreement and in Stockholders' and officers' certificates delivered by the parties and QV at Closing.

                  8.12 CHARTER AMENDMENT. An amendment to the QV Certificate of Incorporation in the form attached hereto as EXHIBIT "F" shall have been filed with the Secretary of State of the State of Delaware.

                                    ARTICLE 9
                SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATIONS

                  9.1 SURVIVAL OF REPRESENTATIONS.

                           (a) THE STOCKHOLDERS' REPRESENTATIONS. All
representations and warranties and all covenants of the Stockholders contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the expiration of the second (2nd) anniversary of the final Closing, and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or covenant, until the resolution of such claim, provided, however, that the representations and warranties of the Stockholders contained in Article 2, above, but not covenants in such Article 2, will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the expiration of the first (1st) anniversary of the final Closing, and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation or warranty, until the resolution of such claim. Any judgment or settlement of a claim against either or both of the Stockholders for a breach of its/their obligations hereunder brought after the date of Closing will be settled in Envision Shares valued at the then fair market value of such Shares up to a maximum, for each stockholder, of the total number of Envision Shares received by such Stockholder, according to its separate liability.

                           (b) ENVISION'S AND ACQUISITION CO.'S REPRESENTATIONS.
All representations and warranties and all covenants of Envision and Acquisition Co. contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the expiration of the second (2nd) anniversary of the Closing, and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or covenant, until the resolution of such claim; provided, however, that the representations and warranties and covenants of Envision and Acquisition Co. contained in Articles 3 and 4, above, will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the expiration of the first (1st) anniversary of the Closing, and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty, or covenant, until the resolution of such claim. Any judgment or settlement of a claim against either Envision or Acquisition Co. for a breach of its/their obligations hereunder brought after the date of Closing will be settled with respect to a Stockholder or other Indemnified Person of such Stockholder in Envision Common Stock valued at the then fair market value of such shares, up to a maximum of the total number of shares of Envision Common Stock issued with respect to such Stockholder by Envision.

                  9.2  INDEMNIFICATION BY THE STOCKHOLDERS.

                           (a) Each of the Stockholders will severally and not
jointly indemnify and hold harmless Envision and Acquisition Co. and their respective officers, directors, agents and employees (each, an "INDEMNIFIED PERSON" and collectively, the "INDEMNIFIED PERSONS"), from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities, and expenses, including, without limitation, legal fees and expenses ("DAMAGES"), arising out of or relating to any misrepresentation or breach of or default or other action or omission in connection with either (i) any of the representations, warranties, and covenants given or made by such Stockholder in this Agreement, or any certificate, document or instrument delivered by or on behalf of such Stockholder pursuant hereto and (ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental, or other proceedings or investigations against any Indemnified Persons that relate to such Stockholder and the transactions contemplated by this Agreement in which the principal event giving rise thereto occurred prior to the Closing or which result from or arise out of any action or inaction prior to the Closing of such Stockholder.

                           (b) Notwithstanding the foregoing, the Stockholders
shall have no liability with respect to the matters described in paragraph (a) above unless and until the aggregate Damages, losses, deficiencies, liabilities, costs and expenses (collectively, the "LOSSES") incurred or suffered by Envision and/or Acquisition Co. as a result of the acts, events or omissions described in paragraph (a) equal or exceed One Hundred Thousand Dollars ($100,000) (the "THRESHOLD AMOUNT"). At such time as the aggregate Losses equal or exceed the Threshold Amount, Envision and/or Acquisition Co. shall be indemnified to the full extent of Losses (excluding Losses, except Losses with respect to misrepresentations or breaches of warranty of Section 2.4 and 2A.1, counted in determining whether the aggregate Losses equal or exceed the Threshold Amount).

                  9.3 INDEMNIFICATION BY ENVISION AND ACQUISITION CO. Envision and Acquisition Co. will indemnify and hold harmless the Stockholders (also Indemnified Persons), from and against any and all Damages arising out of or relating to any misrepresentation or breach of or default or other action or omission in connection with any of the representations, warranties, and covenants given or made by Envision and Acquisition Co. in this Agreement, or any certificate, document, or instrument delivered by or on behalf of Envision or Acquisition Co. pursuant hereto. Claims against Envision pursuant to this
Article 9 shall be subject to the Threshold Amount set forth in Section 9.2(b), above and any judgment or settlement of a claim against either Envision or Acquisition Co. pursuant to this Section 9.3 shall be paid or settled in shares of Envision Common Stock as described in Section 9.1(b) above.

                  9.4 NOTICE OF THIRD-PARTY CLAIMS; ASSUMPTION OF DEFENSE. Each Indemnified Person shall give reasonably prompt notice of a claim ("CLAIMS NOTICE") to each indemnifying party, in accordance with the terms of Section 11.3, of the assertion of any claim, or the commencement of any suit, action or proceeding by any third party in respect of which indemnity may be sought hereunder, and shall give the indemnifying parties such information with respect thereto as the indemnifying parties may reasonably request. The giving of such Claims Notice shall not be a condition precedent to indemnification hereunder; provided, however, that failure to give reasonably prompt notice shall reduce the Indemnified Person's recovery from the indemnifying parties only by an amount equal to the damages, costs and expenses (including attorneys fees), if any, caused by such delay. Upon receipt of such notice, each indemnifying party may, at its own expense, (i) participate in and (ii) upon notice to each Indemnified Person of such indemnifying party's written agreement that the Indemnified Person is entitled to indemnification pursuant to this Article 9 for Losses arising out of such third-party claim, suit, action or proceeding, at any time during the course of any such claim, suit, action, or proceeding, assume the defense thereof; provided, that (x) the indemnifying party's counsel is reasonably satisfactory to the Indemnified Person; (y) the indemnifying party shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding and (z) the Indemnified Person shall not be required to permit the indemnifying party to assume the defense of any third-party claim which if not first paid, discharged, or otherwise complied with would result in an imminent, material interruption or cessation of the conduct of the Indemnified Party's business or any material part thereof. If the indemnifying party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. Whether or not the indemnifying party chooses to defend or prosecute any such claim, suit, action, or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

                  9.5 SETTLEMENT OR COMPROMISE. Any settlement or compromise made or caused to be made by the Indemnified Party or, the indemnifying party, as the case may be, of any third party claim, suit, action or proceeding of the kind referred to in this Article 9 shall also be binding upon the indemnifying party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. The Indemnified Person will give the indemnifying party at least thirty (30) days notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time an indemnifying party may assume the defense of such claim, suit, action or proceeding and if it does so the proposed settlement or compromise may not be made.

                  9.6 FAILURE OF INDEMNIFYING PARTY TO ACT. In the event that an indemnifying party does not elect to assume the defense of any claim, suit, action, or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action, or proceeding or to cause the same to be done, shall not relieve the indemnifying party of its obligations hereunder.

                  9.7 PROCEDURE FOR INDEMNIFICATION. Upon becoming aware of a claim for indemnification hereunder (whether as a result of any third-party claim, suit, action, or proceeding of the kind referred to in Section 9.5, or in connection with any other Losses which the Indemnified Party deems to be within the ambit of this Article 9), the Indemnified Party shall give, in accordance with the terms of Section 11.3, a Claims Notice to the indemnifying party. If the indemnifying party does not object to such claim within thirty (30) days of receiving such Claims Notice, the Indemnified Person shall be conclusively entitled to recover the amount of such claim.

                                   ARTICLE 10
                        TERMINATION; PAYMENT OF EXPENSES

                  10.1 TERMINATION. Should the initial Closing not occur before July 31, 2000, this Agreement (except for any confidentiality provision and the agreements in Section 10.2 and Article 11) shall terminate on such date. Otherwise, this Agreement (except for any confidentiality provision and the agreements of Sections 2.7, 2.8, 2.10, 2A.5, 3.8, 3.9, 3.10, 4.2, 5.2, 10.2 and
Article 11) shall terminate on the date four (4) years after the final Closing.

                  10.2 PAYMENT OF EXPENSES. The Stockholders will pay out of their own funds all of the respective costs and expenses (including fees and expenses of legal counsel, accountants, and financial advisors) incurred by the Stockholders in connection with the transactions contemplated by this Agreement through the Closing. Envision will pay out of its own funds all of its costs and expenses (including fees and expenses of legal counsel, accountants, and financial advisors) incurred by Envision in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 11
                                     GENERAL

                  11.1 AMENDMENTS. Subject to applicable law, this Agreement, and any exhibit attached hereto or thereto may be amended by the parties hereto at any time prior to the Closing; provided, however, that any such amendment must be in writing and executed by all parties hereto.

                  11.2 ASSIGNMENT. The rights under this Agreement shall not be assignable nor the duties delegatable by any party without the written consent of the other parties and any such purported assignment or delegation shall be void.

                  11.3 NOTICES. All demands, notices, and other communications to be given hereunder, if any, shall be in writing and shall be sufficient for all purposes if personally delivered, sent by facsimile, sent by nationally-recognized courier service, or if sent by registered or certified United States mail, return receipt requested, postage prepaid, and addressed to the respective party at the postal address set forth below or to such other address or addresses as such party may hereafter designate in writing to the other party as herein provided. The present addresses of the parties hereto are as follows:

                  To Sundog:

                           Sundog Technologies, Inc.
                           4505 Wasatch Boulevard
                           Suite 340
                           Salt Lake City, Utah 84124
                           Facsimile: 801-424-0033
                           Attn:  Alan Rudd,
                                  Chief Executive Officer

                           With a copy to:

                           Durham Jones & Pinegar
                           111 East Broadway
                           Suite 900
                           Salt Lake City, Utah 84111
                           Facsimile: 801-415-3500
                           Attn: Jeffrey M. Jones, Esq.

                  To Rock:

                           RockMountain Ventures Fund, LP
                           2450 Coyote Run
                           Suite 700
                           Rockwell, Texas 75087
                           Facsimile: 719-538-0200
                           Attn: General Partner

                  With a copy to:

                           Holland & Hart
                           555 17th Street, Suite 3200
                           Denver, Colorado
                           Facsimile:  303-727-5815
                           Attn: Betty Arkell, Esq.

                  To Envision/Acquisition Co.:

                           11701 N.W. 101st Road
                           Miami, Florida 33178
                           Facsimile: 305-889-1602
                           Attn: William Patch,
                                 President and Chief Operating Officer

                  With a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Facsimile: 212-455-2502
                           Attn: Gary Horowitz, Esq.

If personally delivered, notice under this Agreement shall be deemed to have been given and received and shall be effective when personally delivered. Notice by facsimile and nationally-recognized courier service shall be deemed to have been given when received. Notice by mail shall be deemed effective and complete three (3) days after deposit in the United States mail.

                  11.4 ENTIRE AGREEMENT. This Agreement and Section B.3 of the Letter of Intent of January 17, 2000 (the "LOI") (including all exhibits attached hereto and thereto and all documents delivered as provided for herein and therein) contain the entire agreement among the parties hereto with respect to the subject matter hereof and the transactions contemplated hereby and supersedes all prior negotiations, discussions, agreements, including the LOI except for Section B.3 thereof, and undertakings, both written and oral, among the parties hereto, with respect to the subject matter hereof.

                  11.5 INTERPRETATION. Unless otherwise provided, all terms shall have the meaning given them in the ordinary English usage and as customarily used. Words in any gender shall include both other genders. Whenever the context requires, the singular shall include the plural, the plural shall include the singular, and the whole shall include any part thereof.

                  11.6 INVALIDITY. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid provisions were omitted.

                  11.7 HEADINGS. The paragraph and other headings contained in this Agreement are for purposes of reference only and shall not limit, expand, or otherwise affect the construction of any of the provisions of this Agreement

                  11.8 PERSONS HAVING RIGHTS UNDER THIS AGREEMENT. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the parties hereto, any right, benefit, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contemplated hereby. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns.

                  11.9 NO WAIVER. Acceptance by either party of any performance less than required hereby shall not be deemed to be a waiver of such party to enforce all of the terms and conditions hereof. No waiver of any such right hereunder shall be binding unless reduced to writing and signed by the party to be charged therewith.

                  11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  11.11 GOVERNING LAW. This Agreement shall be construed by and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of the conflicts of laws.

                  11.12 AUTHORIZED EXECUTION. The individuals signing below each represent and warrant as to themselves (i) that they are authorized to execute this Agreement for and on behalf of the party for whom they are signing, (ii) that to the best of his knowledge, such party shall be bound in all respects hereby, and (iii) that to the best of his knowledge, such execution presents no conflict with any other agreement of such party.

                  11.13 FACSIMILE SIGNATURES. The parties hereto agree that transmission to the other party of this Agreement with its facsimile signatures shall bind the party transmitting this Agreement by facsimile in the same manner as if such party's original signature had been delivered. Without limiting the foregoing, each party who transmits this Agreement with its facsimile signature covenants to deliver the original thereof to the other party as soon as possible thereafter.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.
                            SIGNATURE PAGE FOLLOWS.]

                  IN WITNESS WHEREOF, the parties have duly executed this Acquisition Agreement as of the date first written above.

STOCKHOLDERS:                           SUNDOG TECHNOLOGIES, INC.,
                                        a Delaware corporation

                                        By: /s/ Alan Rudd
                                           -------------------------------------
                                              Alan Rudd, Chief Executive Officer

                                        ROCKMOUNTAIN VENTURES FUND, LP,
                                        a Delaware limited partnership

                                        By:  ROCKMOUNTAIN VENTURES, LLC
                                             General Partner

                                        By:     Illegible
                                           -------------------------------------

ENVISION:                               ENVISION DEVELOPMENT CORPORATION
                                        a Florida corporation

                                        By: /s/ William Patch
                                           -------------------------------------
                                              William Patch, President and
                                              Chief Operating Officer

ACQUISITION CO.:                        QV ACQUISITION CORPORATION,
                                        a Delaware corporation

                                        By: /s/ William Patch
                                           -------------------------------------
                                              William Patch, President

                                 Schedule 2.3(i)
                               Material Contracts

         QV has engaged a public relations firm, SRB Communications, Inc. through February 28, 2000, and has paid that firm approximately $35,000 over the last 6 months. QV expects to extend the contract with SRB for another 6 months, and expects that the resulting contract liability will be approximately $50,000 to $60,000.

         QV has signed three MOUs with USA.net, United Messaging and Cable & Wireless. QV is currently negotiating a beta license with each of these parties. The scope of these license agreements, and the corresponding restrictions, are not yet known.

         QV has issued one transferable object code server license to Sundog covering the following products:


 (1) WEB-BASED INTEROSA CONSUMER PORTAL PRODUCT. Software which applies a policy based email system designed to enforce both sender and recipient rights in web-based email actions.

 (2) CONSUMER EMAIL MIGRATION SOFTWARE. Software which automates customer migration from web-based email services to the Consumer Portal Product. The Consumer Email Migration software, as provided currently, is provided on an "as is" basis; the patented architecture is complete, and a "proof of concept" model has been developed, but while QV intends to complete the development thereof, there can be no guarantee that QV will be able to complete or deliver a fully functional product.

 (3) QV has a lease for its office suite on Campus Drive in Colorado Springs has approximately 27 months remaining on its term, at approximately $6,000 per month. In connection with this lease and in lieu of a security deposit, QV posted a $35,000 letter of credit with State Bank & Trust as security. The letter of credit is secured by a $35,000 certificate of deposit which is owned by QV. The lease provides that the landlord must approve any transaction(s) during a twelve (12) month period in which more than 50% of QV's capital stock is transferred or conveyed. The landlord's consent may not be unreasonably withheld.

                                Schedule 2.3(iv)
                              Intellectual Property

Two assignment agreements executed by the inventors of certain QV technology state that the assignments are made and given to "QV, Inc., a Utah corporation" rather than Qui Vive, Inc., a Delaware corporation. Patent counsel to QV has advised that the inventors executed amended and restated assignment agreements, dated as of the dates of the original assignment agreements, in favor of Qui Vive, Inc., a Delaware corporation, which amended and restated assignments will then be filed with the PTO.

                                Schedule 2.3(vii)
                             Employee Benefit Plans

The QV 401k plan is available for all full-time employees, with employer matching contributions from some portion of employee contributions. QV matches employee contributions dollar for dollar for the first 3% of gross salary, and $.50 for each employee dollar for the next 2%.

The 401k plan is managed by "Best of America" through Nationwide Insurance. The plan provides employees with a selection of 10 mutual funds, from very low risk government bond funds, to higher risk growth stock funds. Employees can access their accounts via the internet, and can adjust fund allocations daily.

Health insurance for QV employees is through Humana Corp., which provides medical and dental coverage through a Preferred Provider Organization (PPO) system. The company pays the full cost of this benefit, at an average monthly cost per (married-children) employee of $530. See attachments for a summary of medical and dental benefits.

QV also provides life insurance ($250k) and disability benefits to full-time employees, at an average monthly cost per employee of $145 (most of that cost is for the disability insurance). Life insurance and disability benefits are provided by Mutual of Omaha.

QV has granted, and plans to grant stock options to new and existing employees based on a variety of criteria, including experience (for new hires) and overall performance (for existing employees). QV is in the process of establishing a formal plan for granting incentive options based on performance to existing employees.